UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

ASCENT CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(303) 628-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2019, Ascent Capital Group, Inc. (“Ascent” or the “Company”) notified The Nasdaq Stock Market LLC (“NASDAQ”) that the Company intends to voluntarily delist its Series A common stock, par value $0.01 per share (the “Series A common stock”), from NASDAQ in accordance with the terms, conditions and procedures set forth in NASDAQ Listing Rule 5840(j).

The Company plans to file a Form 25 with the U.S. Securities Exchange Commission (the “SEC”) on July 15, 2019, following a ten-day period that commences with today’s notice to NASDAQ.  The delisting will become effective on July 25, 2019, following the lapse of ten days after the filing date of the Form 25, and its Series A common stock will no longer trade on NASDAQ effective on such date.  The Company expects its Series A common stock to be quoted and traded on the OTC Market promptly after the effectiveness of the delisting from NASDAQ, although it cannot assure that this will be the case. The Company does not expect the NASDAQ delisting or SEC deregistration to adversely affect Ascent’s business operations or the pending restructuring of its wholly owned subsidiary, Monitronics International, Inc. (“Monitronics”) under Chapter 11 of the U.S. Bankruptcy Code, nor does Ascent believe that the delisting will adversely impact Ascent’s proposed participation in the restructuring of Monitronics, including the proposed merger of Ascent into Monitronics.

As previously disclosed, on November 26, 2018, the Company received notification from the Listing Qualifications Department of NASDAQ that the market value of the publicly held shares (“MVPHS”) of Ascent’s Series A common stock for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the “MVPHS Requirement”) necessary to qualify for continued listing on the Nasdaq Global Select Market under NASDAQ Listing Rule 5450(b)(3)(C). The letter further indicated that the Company had a grace period through May 28, 2019 to regain compliance with the MVPHS Requirement.  Because the Company did not regain compliance before the grace period expired, it received a letter from NASDAQ on May 29, 2019, that Ascent’s Series A common stock would be delisted, absent an appeal by the Company to stay the delisting.  The Company originally intended to appeal NASDAQ’s determination to delist Ascent’s Series A common stock for failure to comply with the MVPHS Requirement, at a hearing scheduled for August 1, 2019 (the “August Hearing”), and Ascent’s management and Board assessed possible actions to regain compliance with the MVPHS Requirement, and carefully reviewed and considered a number of factors, including Ascent’s current financial condition and the pendency of the restructuring of its wholly-owned subsidiary, Monitronics.  Following such assessments, the Board, with the support and recommendation of Ascent’s management, has concluded that the significant expenditures of time and resources necessary to regain compliance with the MVPHS Requirement and to prepare for the August Hearing, when considered together with the tenuous uncertainty of Ascent’s ability to present a plan satisfactory to NASDAQ for regaining compliance, would not be in the best interests of Ascent’s stockholders and that all such resources could be better focused on Monitronics’ pending restructuring.  For such reasons, the Board has determined to voluntarily delist the Company from NASDAQ.

Shares of Ascent’s Series B common stock are currently quoted on the OTC Markets under the symbol “ASCMB,” where the Company expects they will remain quoted.

Item 8.01.     Other Information.

A press release announcing the foregoing was issued today and is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Capital Group, Inc.

Date: July 3, 2019
	By:	/s/ William E. Niles
William E. Niles Chief Executive Officer, General Counsel and Secretary